Exhibit 21.1
Life Technologies Corporation Subsidiaries
All Subsidiaries are 100% owned by Life Technologies Corporation unless otherwise noted.*
Domestic U.S. Subsidiaries
Acoustic Cytometry Systems, Inc. (Delaware)
AcroMetrix Corporation (California)
Ambion, Inc. (Delaware)
Applied Biosystems China, Inc. (Delaware)
Applied Biosystems International, Inc. (Delaware)
Applied Biosystems Taiwan Corporation (Delaware)
Applied Biosystems, LLC (Delaware)
Biotrove Corporation (Delaware)
Boston Probes, Inc. (Delaware)
CellzDirect, Inc. (Delaware)
Geneart, Inc. (California)
Genomic Nanosystems Corporation (Delaware)
Invitrogen Finance Corporation (Delaware)
Invitrogen Holdings Inc. (Delaware)
Invitrogen IP Holdings, Inc. (Delaware)
Invitrogen Real Estate Services, Inc. (Delaware)
Ion Torrent Systems Incorporated (Delaware)
Kettlebrook Insurance Co. Ltd. (Hawaii)
Molecular Probes, Inc. (Oregon)
Protometrix, Inc. (Delaware)
Sentigen Holding Corp. (Delaware)
Visigen Biotechnologies, Inc. (Texas)
European Subsidiaries and Branches
Acrometrix Europe B.V. (Netherlands)
Ambion Europe Ltd. (UK)
Applied Biosystems Austria GmbH (Austria)
Applied Biosystems BV (Netherlands)
Applied Biosystems Europe BV (Netherlands)
Applied Biosystems Finance BV (Netherlands)
Applied Biosystems Finland OY (Finland)
Applied Biosystems Holdings Limited (England)
Applied Biosystems Ltd. (UK)
Bodensee Wohnstatten GmbH (Germany)
DNA Research Innovations Limited (England)
Dynal Biotech Ltd. (inactive)
Geneart AG (Germany)
Genomed GmbH (Germany)
Invitrogen AB (Sweden)
Invitrogen AG (Switzerland)
Invitrogen AS (Denmark)
Invitrogen Dynal AS (Norway)
Invitrogen Dynal Holding AS (Norway)
Invitrogen Europe Limited (Scotland)
Invitrogen GmbH (Germany)
Invitrogen Holdings Limited (UK)
Invitrogen OY (Finland)
Invitrogen S.r.l. (Italy)
Life Technologies B.V. (Netherlands)
Life Technologies Ceska Republika s.r.o. (Czeckoslovakia)

Life Technologies Europe B.V. (Netherlands)
Life Technologies GmbH (Germany)
Life Technologies Israel Ltd. (Israel)
Life Technologies Limited (Scotland)
Life Technologies Magyarorszag Kft. (Hungary)
Life Technologies Polska Sp.z.o.o. (Poland)
Life Technologies s.r.o. (Slovakia)
Life Technologies SA (Spain)
Life Technologies SA (Spain)
Life Technologies SAS (France)
Mr. Gene GmbH (Germany)
N.V. Invitrogen S.A. (Belgium)
PE AG (Switzerland)
PE GB Ltd. (England)
PE Manufacturing GmbH (Germany)
PE Stockholm AB (Sweden)
PE Sweden AB (Sweden)
PNA Diagnostics ApS (Denmark)
Stokes Bio Limited (Ireland)
ZAO PE Biosystems (Russia)
Asia-Pacific Subsidiaries
Applied Biosystems (Shanghai) Trading Company Ltd. (China)
Applied Biosystems Asia Pte Ltd. (Singapore)
Applied Biosystems Hong Kong Ltd. (Hong Kong)
Applied Biosystems Korea LLC (80% owned) (S. Korea)
Applied Biosystems Malaysia Sdn. Bhd. (Malaysia)
Applied Biosystems Pty Ltd. (Australia)
Applied Biosystems Thailand Limited (Thailand)
Dynal Biotech Beijing Ltd. (China)
Invitrogen Australia Pty Limited (Australia)
Invitrogen Bioservices India Private Limited (India)
Invitrogen Hong Kong Limited (Hong Kong)
Invitrogen New Zealand Limited (New Zealand)
Invitrogen Singapore Pte Limited (Singapore)
Invitrogen Taiwan Limited (Taiwan)
Invitrogen Trading (Shanghai) Co. Limited (China)
Life Technologies Japan Limited (Japan)
Nihon Dynal KK (60% ownership) (Japan)
Shanghai Invitrogen Biotechnology Co. Limited (China)
Americas
Applied Biosystems Canada (Canada)
Applied Biosystems de Mexico S. de R.L. de C.V. (Mexico)
Geneart, Inc. (Canada)
Invitrogen Argentina SA (Argentina)
Invitrogen Canada Inc. (Canada)
Life Technologies Brasil Comercio e Industria Ltda (Brazil)
Africa
Applied Biosystems South Africa (Proprietary) Limited (S. Africa)

*	Life Technologies Corporation and its direct and indirect subsidiaries conduct business under the “Life Technologies” name and variants thereof, and similarly subsidiaries may conduct business under their entity name or variants thereof.